Exhibit 10.1

EXCLUSIVE TECHNOLOGY CONSULTING SERVICE AGREEMENT

BY AND BETWEEN

CHUANGXIANG NETWORK TECHNOLOGY (SHENZHEN) LIMITED

AND

SHENZHEN CHUANGXIANG NETWORK TECHNOLOGY LIMITED

April 20, 2017

EXCLUSIVE TECHNOLOGY CONSULTING SERVICE AGREEMENT

(Translation Copy)

THIS EXCLUSIVE TECHNOLOGY CONSULTING SERVICE AGREEMENT (this “Agreement”) is entered into in Shenzhen, China as of the 20th day of April, 2017 by and between the following two Parties:

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Entity Registration Number: 440300MA5DAEP93

Registered Address: Room 201, Buidling A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)

Legal Representative: Jiyin Li

Party b: Shenzhen Chuangxiang Network Technology Limted

Entity Registration Number: 44030034988710X5

Registered Address: Room 201, Buidling A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)

Legal Representative: Jiyin Li

(Party A and Party B individually being referred to as a “Party” and collectively the “Parties”).

WHEREAS:

(1)	Party A is a duly registered and incorporated wholly foreign-owned entity in china, engaged in technical support and consulting service, and entity management services.

(2)	Party B is a duly registered and incorporated limited liability company in China, mainly engaged in developing and producing computer software and application.

(3)	Party A wishes to engage Party B to provide to it related services, and Party B agrees to provide Party A with necessary technical support and assistance.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, do hereby agree as follows:

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Article 1: Technology Consulting Service: Exclusive Rights

1.1	During the term of this Agreement, Party B shall accept the full scope of services in technology, operation support and relevant technical consulting (the “Services”) as set forth in Appendix 1 exclusively from Party A and Party A shall provide the Services to Party B pursuant to this Agreement. Party B shall endeavor to cooperate with Party A in Party B’s provision of the Services including but not limited to providing reasonably necessary instructions, information or statements for the provision of the Services.

1.2	Party B agrees to accept the Services from Party A during the term of this Agreement and without Party A’s prior written consent, Party B shall not enter into any agreement with any other third party as to engage such third party to provide to Party B services identical or similar to the Services provided by Party A. The Parties have agreed that Party A can designate a third party (who can enter into certain agreement as described in Article 1.3 herein) to provide Services to Party B.

1.3	The Delivery of the Services. The Parties have agreed that Party B and Party A/designed party of Party A can enter into separate services agreement to specify the contents, method, personnel, service fee and other terms of each Service.

1.4	In consideration of the good relationship between the Parties, Party B has agreed not to enter into any business cooperation with any third party without the Party A’s prior written approval and Party A or its affiliates are entitled to a senior priority rights to cooperate with Party B against any third party on the same conditions.

Article 2: The Calculation and Payment of Technology Consulting Service Fee (hereinafter, the “Service Fee”)

2.1	In respect of the Services to be provided by Party B pursuant to this Agreement, Party B agrees to pay the Service Fee to Party A pursuant to Appendix B.

2.2	Party B has agreed a late fee of five in ten thousand per day on the outstanding amount of the overdue payment if Party B has failed to pay the service fee and other fee in accordance with this Agreement.

2.3	Party A has the right to send its employee or hire registered public accountant in China or other countries on its own expense (the “Party A Representative”) to review and investigate the accounting books of Party B to verify the calculation and amount of Service Fee. Party B shall make the documents, books, records and data available to the Party A Representative at its request for review and determine the amount of the Service Fee. Unless there is a material error, the amount of the Service Fee shall be determined by Party A Representative.

2.4	Except otherwise mutually consented by both Parties, Party B shall pay Party A the Service Fee without any deduction or offset of such as bank fees. In addition, Party B shall reimburse Party A for the fees and expenses incurred by Party A in connection with the performance of the Services including but not limited to travel and hotel expenses, printing costs and postages.

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Article 3: Representations and Warranties

3.1	Party A represents and warrants hereby as follows:

3.1.1	it is a company of limited liabilities duly registered and validly existing under the laws of PRC with independent legal person qualification and good standing;

3.1.2	it has legal capacity to execute, deliver and perform this Agreement within the scope of the business. If has full corporate power and authorization to execute and deliver this Agreement, and it has the full power and authorization to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly. It has obtained permits as necessary form third parties and applicable regulatory authority to execute and deliver this Agreement and complete the transaction contemplated herein. Its execution and performance of this Agreement do not conflict with any binding agreement or applicable laws or regulations of PRC;

3.1.3	upon execution, this Agreement constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions.

3.2	Party B represents and warrants hereby as follows:

3.2.1	it is a company of limited liabilities duly registered and validly existing under the laws of PRC with independent legal person qualification and good standing;

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3.2.2	it has legal capacity to execute, deliver and perform this Agreement within the scope of the business. If has full corporate power and authorization to execute and deliver this Agreement, and it has the full power and authorization to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly. It has obtained permits as necessary form third parties and applicable regulatory authority to execute and deliver this Agreement and complete the transaction contemplated herein. Its execution and performance of this Agreement do not conflict with any binding agreement or applicable laws or regulations of PRC;

3.2.3	upon execution, this Agreement constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions.

Article 4: Confidentiality and Intellectual Property

4.1	Party A and Party B shall be obliged to take the reasonable efforts to keep in confidence (i) the execution, performance and the contents of this Agreement; and (ii) the confidential documents and information of either Party known to or received by it as the result of execution and performance of this Agreement; (hereinafter collectively the “Confidential Information”). Without the prior written consent of the Party disclosing the Confidential Information, the receiving Party shall not disclose, deliver or transfer Confidential Information to any third parties (including merger with, being acquired by or being controlled directly or indirectly by any third party).Upon termination of this Agreement, the Parties shall return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information. The Parties shall take necessary measures to limit the recipients of the Confidential Information necessary personnel, agent or consultant of Party B and to cause such personnel, agent or consultant enter into respective confidential agreement.

4.2	The requirement set forth in Article 4.1 above shall not apply to any information which, at the time of disclosure:

4.2.1	is or becomes publicly available through no wrongdoing or negligence of Party A or Party B;

4.2.2	is or becomes publicly available through no wrongdoing or negligence of Party A or Party B;

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4.2.3	is already in the possession of the receiving Party subject to that such possession is not directly or indirectly from a third person who is under obligation of confidence to the disclosing Party; or

4.2.4	is required to be disclosed by Party A or Party B by judicial or governmental regulatory action, or required to be disclosed to the legal counsel and financial advisor of Party A or Party B during its ordinary course of business.

4.3	Party A shall have exclusive right and ownership to any rights, propriety rights, ownership or intellectual property (including but not limited to copyright, patent, patent application right, software, trade secret, technical secret, or other exclusive rights), whether developed by Party A, or developed by Party A based on Party B’s intellectual property, or developed by Party B based on Party A’s intellectual property in connection with the performance of this Agreement. Party B shall execute appropriate document, take proper action, submit all the documents and/or applications, provide all necessary assistance, and other actions at the request of Party to secure and perfect Party A’s exclusive rights and ownership to such rights, propriety rights, ownership or intellectual property and its protection.

4.4	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

Article 5: Indemnification and Compensation

5.1.	During the valid term of this Agreement, Party B shall indemnify and keep Party A harmless from any and all losses Party A suffers or may suffers and pay the Service Fee in connection with all completed Services if Party B terminates this Agreement in advance without a course. Unless otherwise set forth in this Agreement, if Party B fails to fulfill its obligations under this Agreement whether in part or in full and does not correct it within 30 days of receipt of Party B’s notice or has made untrue representation or warranty under this Agreement, it is in breach of this Agreement.

5.2	If a Party breaches any representation, warranty or undertaking set forth herein, the innocent Party can send a notice in written to request a correction and take measures to promptly avoid the loss and continuously perform this Agreement within 30 days of the notice. In the occurrence of the loss, the default Party shall indemnify the innocent Party harmless from any and all losses and security its interests under this Agreement.

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5.3.	The default Party shall indemnify the innocent Party harmless from any and all costs, expenses or losses (including but not limited to the loss of profits of the Company) in connection with an event of default. The amount of indemnification shall equal the losses incurred to the innocent Party including the loss of reasonably expected profits but shall not exceed reasonable expectation of both Parties.

5.4	In the event that Party B does not follow Party A’s instruction, or misuse Party A’s intellectual property or does not follow proper procedures, Party B shall take full responsibilities (for any and all losses). Party B shall promptly notify Party A and assist Party A in any action if it discovers a third party is using Party A’s intellectual property without authority or license.

5.5.	Each Party shall be responsible for its own default as set forth in this Agreement in the event that both Parties breach the contract.

5.6.	Party A agrees that it shall indemnify and keep Party B harmless from any and all losses Party B suffers or may suffer as the result of the execution and performance hereof and of Party A’s Business, including but not limited to any loss arising from any litigation, repayment pursuit, arbitration, claims lodged in connection with the Party A’s performance of the Service in accordance with the terms of this Agreement; provided that losses due to Party B’s willful or gross fault shall be excluded from such indemnification.

Article 6: Validity, Performance and Term

6.1	This Agreement shall take effect as of the date of formal execution by the Parties.

6.2	This Agreement shall take effect from the date first mentioned hereof. Unless terminated by Party A earlier, this Agreement shall remain valid for 10 years of the effective date. At the request of Party A, the Parties shall extend this Agreement or enter into another new business operation management at the expiration of this Agreement.

6.3	This Agreement shall be executed in two copies. Each Party shall have one copy with the same legal effectiveness and force.

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Article 7: Termination

7.1	This Agreement shall be terminated at the expiration date subject to the extension set forth herein.

7.2	During the valid term of this Agreement, Party B cannot terminate this Agreement earlier to its expiration date unless that Party A has material default or fraud. Nevertheless, Party A has the right to terminate this Agreement with a written notice at least 30 days before the termination.

7.3	The rights and obligations under Article 4, 5 and 15 of this Agreement shall remain valid upon and after the termination or expiration of this Agreement.

Article 8: Force Majeure

8.1	Force Majeure means any of the events beyond the reasonable control of one party, and even under the attention of the affected party, any of the events is still unavoidable, including but not limited to, acts of government, the forces of nature, fire, explosion, geographic variation, storms, floods, earthquakes, tidal, lightning or war. However, the insufficient credit, fund or financing shall not be considered as events beyond the reasonable control of one party. The affected party shall promptly notify the other party the occurrence of the force majeure.

8.2	If the performance of either Party’s obligation under this Agreement is delayed, prevented, restricted, or interfered with by reason of force majeure as set forth in Article 11.1 herein, the Party so affected shall be excused from such performance to the extent of such delay, prevention, restriction or interference. The Party so affected shall use reasonable efforts to reduce or eliminate the impact of force majeure and perform the delayed or interfered obligations. Once force majeure is eliminated, the Parties agree to use respective best efforts to per this Agreement.

 Article 9: Notice

Unless otherwise designated by the other Party, any notices of other correspondences among the Parties in connection with the performance of this Agreement shall be delivered in person, by personal delivery, certified mail, pre-stamped mail, express mall or facsimile to the following correspondence addresses:

Party A	Chuangxiang Network Technology (Shenzhen) Limited
Address	Room 201, Building A, 1 Qianwan Road 1, Qianhai Deep Harbor Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)
Facsimile:
Telephone
Attention

Party B	Shenzhen Chuangxiang Network Technology Limited
Address	Room 201, Building A, 1 Qianwan Road 1, Qianhai Deep Harbor Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)
Telephone
Attention

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 Article 10: Transferability

Party B shall not assign any of its rights and obligations hereunder to any third parties without the prior written consent from Party A. Party A can assign its rights and obligations hereunder to its affiliates without the prior written consent of Party B subject to that at the time of the transfer, Party A shall notify Party B about the transfer. Nevertheless, the effect of such transfer is not subject to the consent of Party B.

Article 11: Severability

Party B shall not assign any of its rights and obligations hereunder to any third parties without the prior written consent from Party A. Party A can assign its rights and obligations hereunder to its affiliates without the prior written consent of Party B subject to that at the time of the transfer, Party A shall notify Party B about the transfer. Nevertheless, the effect of such transfer is not subject to the consent of Party B.

Article 12: Amendment and Supplement

Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

Article 13: Governing Law and Dispute Settlement

13.1	The execution, validity, interpretation, performance and the dispute resolution of this Agreement shall be governed by the laws of PRC (for the purpose of this Agreement, the laws of PRC limits to the laws of the main land China and excludes the laws of Hong Kong, Macau or Taiwan).

13.2	Any disputes arising from or relating to this Agreement shall be resolved through consultation by the Parties. In case of a failure to reach an agreement through consultations within thirty (30) days, each Party can submit the disputes to the China International Economics & Trade Arbitration Commission Huanan Branch for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Shenzhen. The arbitral award shall be final and binding upon the Parties.

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[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties or their respective authorized representatives have caused this Exclusive Technology Consulting Service Agreement.

SIGNED and SEALED by

For and on behalf of

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Legal Representative: Jiyin Li

SIGNED and SEALED by

For and on behalf of

Party B: Shenzhen Chuangxiang Network Technology Limited

Legal Representative: Jiyin Li

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Exhibit 1

List of the Services

1.	In accordance with the request of Party B, research and develop relevant software and technology and license use right of such software and technology to Party B;

2.	Responsible for computer and network equipment, design and development of website, supervision, adjustment, detection and correction of errors;

3.	Providing training and support to Party B’s employees;

4.	Maintenance, safety testing and repair of Party B’s internet system;

5.	Consulting service for hardware and software purchase;

6.	Market development and promotion for applications;

7.	Industry consultation and product development;

8.	Providing cooperation opportunities with customers, business partners or other market information;

9.	Providing other technology consultation, technology service, business consultation, market consultation, system consolidation, product development and system maintenance.

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Exhibit 2:

Service Fee Calculation and Payment Delivery

1.	The Service Fee set forth herein shall equal to 90%-100% of the gross monthly revenues of Party B (before tax). The specific percentage within that range shall be determined by the Parties based on the performance of the Services. The Service Fee shall be calculated and paid annually.

2.	The Parties shall decide the amount of the Service Fee based on the following factors:

a.	The hardship and complexity of the consultation and technology;

b.	The time Party A’s employees have spent on providing consultation and services;

c.	The contents and the market value of the consultation and services provided; and

d.	The market price of the similar consultation and services.

3.	Party B shall provide within 15 days of each month the financial information of the preceding month to Party B for calculating the Service Fee. Party A shall send invoice on quarterly basis within 30 days from the commencement of a quarter to Party B based on the information collected during the three months of the preceding quarter and providing the calculation of the Service Fee. Party B shall wire the Service Fee to the bank account provided by Party A within 10 business days of the delivery of the invoice. Party B shall fax or mail a copy of wire confirmation within 10 business days of the wire.

4.	In any event Party A requests an adjustment on the calculation of the Service Fee, Party B shall negotiate with Party A within 10 business days of a written request from Party A in good faith and decide the new standard or mechanism to calculate the Service Fee. If Party B falls to respond within 10 business days of a written request, the adjustment requested by Party A shall take effect automatically. Party A shall agree to adjust the calculation of the Service Fee at the request of Party B.

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